Exhibit 4.e

                                                                  EXECUTION COPY


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                  AMENDMENT, dated as of August 24, 1998 (this "AMENDMENT"), to the REGISTRATION RIGHTS AGREEMENT, dated as of March 29, 1998 (the "REGISTRATION RIGHTS AGREEMENT"), by and among SUNBEAM CORPORATION, a Delaware corporation ("LASER" or "SUNBEAM"), and COLEMAN (PARENT) HOLDINGS INC., a Delaware corporation ("PARENT HOLDINGS"). Capitalized terms used in this Amendment have the meanings ascribed to them in the Registration Rights Agreement unless otherwise defined herein. References to Articles and Sections shall, unless otherwise stated, be to the Articles and Sections of the Registration Rights Agreement. In all respects not inconsistent with the terms and provisions of this Amendment, the Registration Rights Agreement shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed. From and after the date hereof, each reference to the Registration Rights Agreement therein or in any other instrument or document shall be deemed a reference to the Registration Rights Agreement as amended hereby, unless the context otherwise requires, and this Amendment and the Registration Rights Agreement shall for all purposes and matters be considered as one agreement, including that all of the ministerial and miscellaneous provisions of the Registration Rights Agreement shall apply equally thereto as so amended and to this Amendment.

                  WHEREAS, pursuant to the Holdings Merger Agreement, by and among Sunbeam, a subsidiary of Sunbeam, CLN HOLDINGS INC., a Delaware corporation and wholly owned subsidiary of Parent Holdings ("HOLDINGS"), and Parent Holdings, the Holdings Merger was consummated on March 30, 1998 and Holdings became an indirect wholly owned subsidiary of Sunbeam; and

                  WHEREAS, following consummation of the Holdings Merger, the shares of Holdings Common Stock issued and outstanding immediately prior to the effective time of the Holdings Merger were converted into an aggregate of (A) 14,099,749 fully paid and nonassessable shares of common stock, par value $.01 per share, of Sunbeam ("LASER COMMON STOCK") and (B) $159,956,756 in cash, without interest thereon; and

                  WHEREAS, following the dismissal by Sunbeam of certain of its executive officers in mid-June 1998, Sunbeam retained certain senior officers employed by Affiliates of Parent Holdings as executive officers of Sunbeam; and

                  WHEREAS, Sunbeam and Parent Holdings have entered into a Settlement Agreement (the "SETTLEMENT AGREEMENT") pursuant to which Sunbeam will issue to Parent Holdings certain warrants to purchase shares of Laser Common Stock (the "WARRANTS") and has agreed to enter into this Agreement; and

                  WHEREAS, in order to induce Parent Holdings to enter into the Settlement Agreement, Sunbeam has agreed to amend the Registration Rights Agreement and modify the registration rights with respect to the shares of Laser Common Stock issued to Parent Hold-ings in the Holdings Merger and to provide for registration rights with respect to the Warrants and Laser Common Stock issuable upon exercise of the Warrants.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 is amended with respect to certain of the definitions therein as follows:

                  The definition of the term "AGREEMENT" is amended and restated in its entirety to mean the Registration Rights Agreement as amended by this Amendment.

                  The definition of the term "REGISTRABLE SECURITIES" is amended and restated in its entirety to mean (i) the Holdings Merger Stock, (ii) the Warrants, and (iii) any shares of Laser Common Stock issued pursuant to the Warrants, and, in each case, any other securities issued or issuable upon or in respect of such securities by way of conversion, exchange, dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities have been sold or otherwise transferred by Parent Holdings pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Securities Act.

                  The following defined term shall be added to the list of definitions in their respective alphabetically ordered positions:

                  The term "HOLDINGS MERGER STOCK" shall mean the shares of Laser Common Stock issued to Parent Holdings in the Holdings Merger.

                  The term "WARRANTS" shall mean the warrants to purchase 23,000,000 (Twenty-Three Million) shares of Laser Common Stock issued to Parent Holdings pursuant to Warrant No. W-1 dated August 24, 1998.

                                   ARTICLE II

                              REQUIRED REGISTRATION

                  Sections 2.1, 2.2 and 2.3 of Article II are amended and restated to read in their entirety as follows:

                  Section 2.1 REQUIRED REGISTRATION.

                  (a) FORM S-3. Promptly following a demand to such effect from any holder of Registrable Securities, Laser shall prepare and file with the SEC a registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form permitting registration of the Registrable Securities so as to permit the resale of the Registrable Securities pursuant to an offering on a delayed or continuous basis under the Securities Act and shall use reasonable best efforts to (i) cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable thereafter and (ii) permit the Shelf Registration Statement to be used by Affiliates of Camper for resales of shares of Laser Common Stock held by such Affiliates ; PROVIDED, HOWEVER, that any such Affiliate using the Shelf Registration Statement shall agree in writing to be bound by all of the restrictions, limitations and obligations of Parent Holdings contained in this Agreement.

                  (b) EFFECTIVENESS. Laser shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the date that is the earliest to occur of (i) the date by which all Registrable Securities have been sold and (ii) the date by which all Registrable Securities are eligible for immediate sale to the public without registration under Rule 144 under the Securities Act, with such sale not being limited by the volume restrictions thereunder or otherwise.

                  (c) AMENDMENTS/SUPPLEMENTS. Laser shall amend and supplement the Shelf Registration Statement and the prospectus contained therein if required by the rules, regulations or instructions applicable to the registration form used by Laser for such Shelf Registration Statement, if required by the Securities Act.

                  (d) OFFERINGS. At any time from and after the date on which the Shelf Registration Statement is declared effective by the SEC (the "EFFECTIVE DATE"), Parent Holdings, subject to the restrictions and conditions contained herein and in the Merger Agreement and the Warrants to the extent applicable, and subject further to compliance with all applicable state and federal securities laws, shall have the right to dispose of all or any portion of the Registrable Securities.

                  Section 2.2 HOLDBACK AGREEMENT.

                  From and after the Effective Date, upon the request of Laser, Parent Holdings shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities that are equity securities of Laser, or any securities convertible into or ex-changeable or exercisable for such securities, including the Warrants, (other than any such sale or distribution of such securities pursuant to registration of such securities on Form S-8 or any successor form) during the period commencing on the date on which Laser commences a Laser Offering through the sixty (60)-day period immediately following the closing date of such Laser Offering; PROVIDED, HOWEVER, that Parent Holdings shall not be obligated to comply with this Section 2.2 on more than two (2) occasions in any twelve
(12)-month period; and PROVIDED, FURTHER, that notwithstanding anything to the contrary in this Section 2.2 or Section 2.3, in no event shall Parent Holdings be disabled from effecting offers or sales of Registrable Securities for more than one-hundred-and-twenty (120) days during any twelve (12)-month period.

                  Section 2.3 BLACKOUT PROVISIONS.

                  In the event that, at any time while the Shelf Registration Statement remains effective, Laser determines in its reasonable judgment and in good faith that the sale of Registrable Securities would require disclosure of material information which Laser has a bona fide business purpose for preserving as confidential, Parent Holdings shall, upon receiving written notice from Laser of such good faith determination, suspend sales of the Registrable Securities for a period beginning on the date of receipt of such notice and expiring on the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) forty-five (45) days after the receipt of such notice from Laser; PROVIDED, HOWEVER, that Parent Holdings shall not be obligated to comply with this Section 2.3 on more than two (2) occasions in any twelve (12) month period; and PROVIDED, FURTHER, that notwithstanding anything to the contrary in this Section 2.3 or Section 2.2, in no event shall Parent Holdings be disabled from effecting offers or sales of Registrable Securities for more than one-hundred-and-twenty (120) days during any twelve (12)-month period.

                                      * * *

                  Section 2.4(a) of Article II is hereby amended by deleting the word "and" from the end of paragraph (12) thereof, replacing the period at the end of paragraph (13) thereof with "; and" and adding the following additional paragraph:

                  (14) will enter into customary agreements (including an underwriting agreement in customary form) and take such actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including, without limitation, cooperation, and causing its officers, employees and advisors to cooperate, with the sellers of such Registrable Securities and the underwriter(s), if any, including participation in meetings and road shows held in connection with such sale.

                                   ARTICLE III

                       TRANSFERS OF REGISTRABLE SECURITIES

                  Sections 3.1 and 3.2 of Article III are amended and restated to read in their entirety as follows:

                  Section 3.1 TRANSFERABILITY OF REGISTRABLE SECURITIES.

                  (a) Parent Holdings may not Transfer the Registrable Securities, other than

                           (1)      pursuant to Rule 144;

                           (2)      pursuant to the Shelf Registration
                                    Statement; or

                           (3)      in any other Transfer exempt from
                  registration under the Securities Act, and as to which Laser has received an opinion of counsel, reasonably satisfactory to Laser, that such Transfer is so exempt;

and shall in no event Transfer any Registrable Securities in violation of the Settlement Agreement.

                  Section 3.2 RESTRICTIVE LEGENDS.

                  Parent Holdings hereby acknowledges and agrees that, during the term of this Agreement, all of the Registrable Securities shall include the legend set forth in Section 7.2 of the Holdings Merger Agreement, the legend set forth on the Warrants or as provided in the Warrants or as may otherwise be reasonably appropriate to reflect the fact that such Registrable Securities have not been issued in transactions registered under the Securities Act, unless at the time such Registrable Securities have been registered under the Securities Act.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  Sections 4.5 and 4.11 of Article IV are amended and restated in their entirety to read as follows:

                  Section 4.5 BINDING EFFECT; ASSIGNMENT.

                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as expressly contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Laser or Parent Holdings without the prior written consent of the other (except in the case of any assignment in whole or in part by Parent Holdings to any Affiliate, as to which no such consent shall be required); PROVIDED, that in connection with a bona fide pledge of any Registrable Securities to secure indebtedness or other obligations, Parent Holdings may assign its rights, interests and obligations hereunder to the beneficiary of such pledge in whole or in part. Upon any permitted assignment (other than in connection with any such bona fide pledge), this Agreement shall be amended to substitute or add the assignee as a party hereto in a writing reasonably acceptable to the other party.

                  Section 4.11 Termination; Restrictive Legend.

                  This Agreement shall terminate only following such time as Sunbeam shall have no further obligation under Section 2.1(b) to use its reasonable best efforts to keep the Shelf Registration Statement effective; PROVIDED, HOWEVER, that the provisions of Section 2.6 hereof shall survive termination of this Agreement. It is understood and agreed that any restrictive legends set forth on any Registrable Securities shall be removed by delivery of substitute certificates without such legends and such Registrable Securities shall no longer be subject to the terms of this Agreement or upon the resale of such Registrable Securities in accordance with the terms of this Agreement.

                                    ARTICLE V

                                      OTHER

                  The following provisions shall also apply to this Amendment:

                  Section 5.1 EFFECTIVENESS OF THIS AMENDMENT. The provisions of this Amendment shall be effective as of the date hereof.

                  Section 5.2 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 5.3 GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

                  Section 5.4 NO WAIVER. The execution, delivery and performance of this Amendment shall not operate as a waiver of any condition, power, remedy or right exercisable in accordance with the Registration Rights Agreement, and shall not constitute a waiver of any provision of the Registration Rights Agreement, except as expressly provided herein.

                  Section 5.5 DESCRIPTIVE HEADINGS. The article and section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Amendment.

                  IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Amendment as of the date first above written.

                                         SUNBEAM CORPORATION



                                         By: /s/ JANET G. KELLEY
                                            ------------------------------------
                                              Name: Janet G. Kelley
                                              Title: Vice President and
                                                       General Counsel




                                         COLEMAN (PARENT) HOLDINGS INC.



                                         By:  /s/ GLEN DICKAS
                                            ------------------------------------
                                              Name: Glen Dickas
                                              Title: